Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-212149 on Form S-3 of our report dated March 11, 2016, relating to the financial statements of NV5 Global, Inc. and subsidiaries included in the Annual Report on Form 10-K of NV5 Global, Inc. for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Miami, Florida

June 28, 2016